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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated October 17, 1997 on our audit of the National Advertising Company--Lamar Acquisition statement of assets acquired and liabilities assumed as of August 14, 1997 and the related statement of revenues and expenses for the years ended December 31, 1996 and 1995, which report is included in the Lamar Advertising Company's Form 8-K/A dated October 27, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PricewaterhouseCoopers LLP.

Chicago, Illinois
July 30, 1998